Investor Presentation Actionable Intelligence® September 2019 Confidential and proprietary information of Verint© 2014 Systems Verint Inc. Systems © 20182019 Inc. Verint All RightsSystems Reserved Inc. All RightsWorldwide. Reserved Worldwide.

Disclaimers Forward Looking Statements This presentation contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward- looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. The forward-looking statements contained in this presentation are made as of the date of this presentation and, except as required by law, Verint assumes no obligation to update or revise them, or to provide reasons why actual results may differ. For a more detailed discussion of how these and other risks, uncertainties, and assumptions could cause Verint’s actual results to differ materially from those indicated in its forward-looking statements, see Verint’s prior filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes financial measures which are not prepared in accordance with generally accepted accounting principles (“GAAP”), including certain constant currency measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the appendices to this presentation, Verint’s earnings press releases, as well as the GAAP to non-GAAP reconciliation found under the Investor Relations tab on Verint’s website www.verint.com. 2

Actionable Intelligence Strong Global Leader Momentum $1,375 MEETING CRITICAL Actionable Intelligence $1,245 CUSTOMER NEEDS $1,150 Accelerating $1,073 Revenue Growth1 CLEAR GROWTH FY17 FY18 FY19 FY20F Automation and Cloud STRATEGY $3.65 $3.21 $2.81 Double Digit SIGNIFICANT $2.51 Market Inflection Point 1 OPPORTUNITY EPS Growth FY17 FY18 FY19 FY20F 1 Non-GAAP $ in millions, except per share data. FY20F based on September 4, 2019 guidance. Note: GAAP revenue for FY17 was $1,062 million, FY18 was $1,135 million and FY19 was $1,230 million. GAAP Diluted EPS for FY17 was ($0.47), FY18 was ($0.10) 3 and FY19 was $1.00

Actionable Intelligence Platform MASSIVE DATA CAPTURE ANALYTICS AND ARTIFICIAL INTELLIGENCE ACTIONABLE Recent Momentum INSIGHTS Accelerating Innovation Automation and Cloud 1,000 Patents and Applications 150 in Automation Filed in Last 24 Months STRONG DEMAND FOR ACTIONABLE INTELLIGENCE $10 BILLION TAM GROWING DOUBLE DIGITS1 1 Gartner research and Verint estimates 4

Our Segments ACTIONABLE INTELLIGENCE FOR A ACTIONABLE INTELLIGENCE FOR A SMARTER ENTERPRISE SAFER WORLD Elevating the Customer Experience Accelerating Security Investigations and to Driving Operational Efficiency Prevent and Neutralize Crime, Terror and Cyber Threats ACTIONABLE INTELLIGENCE PLATFORM 5

Customer Engagement: Enterprises Face Escalating Challenges Need New Technology to do More Without Increasing Headcount CHALLENGE 1 People Demand Better Response: Boards Demand Customer Experience CX Improvement WORKFORCE COST ALREADY CHALLENGE 2 >$1 Trillion1 Digital Transformation Response: Organizations Driving Interaction Growth Hire More Staff 1 Sources: Pelorus Associates, US Bureau of Labor Statistics and Verint estimates 6

Customer Engagement: Elevating CX and Reducing Operating Cost Verint Brings Automation to Customer Engagement Processes Across the Enterprise Enterprise CONTACT CENTER FRAUD AND DIGITAL/MOBILE MARKETING Functions BACK OFFICE COMPLIANCE FRAUD AND Verint HYBRID WORKFORCE AUTOMATED VOICE OF THE COMPLIANCE ENGAGEMENT SELF SERVICE CUSTOMER INSIGHTS Software AUTOMATION Verint Software Infuses Automation Across Enterprise Functions 7

Leading Organizations Partner with Verint Our Strategy: Simplify. Modernize. Automate. 8

Customer Value Financial Services Healthcare Retail Telecom FUNCTION: Contact Center FUNCTION: Digital Operations FUNCTION: Marketing FUNCTION: Compliance OBJECTIVE: Improve quality and OBJECTIVE: Elevate customer OBJECTIVE: Leverage the voice- OBJECTIVE: Ensure customer consistency of customer experience experience and build loyalty in of-the-customer to increase data protection and avoid penalties competitive pharmaceutical market revenue on their digital assets VERINT SOLUTION VERINT SOLUTION VERINT SOLUTION VERINT SOLUTION Deployed Verint Hybrid Deployed Verint Automated Deployed Verint Voice-of-the- Deployed Verint Fraud and Workforce Engagement Self Service solution to Customer Insights solution to Compliance solution to solution to automatically capture automatically answer patient’s transform digital interactions into automatically evaluate 10 and analyze interactions and medical questions intelligently valuable insights to automatically million+ customer interactions recommend next best actions in identify lost revenue per year to detect compliance real-time Provided a better patient opportunities issues experience and elevated patient Ensured adherence to processes relationship without adding Improved digital customer Enabled analysis of 100% of across millions of interactions to headcount journeys to increase purchases interactions without additional improve operational efficiencies and drive revenue headcount – prior manual method only covered 3% of interactions and created significant financial exposure 9

Cloud First Enterprise Cloud Adoption Accelerating Across Multiple Buyers Significant Cloud Conversion Opportunity With Installed Base • Verint is ready for cloud acceleration at scale New Cloud • Enterprise market adoption improving across buyers Deployments • Highest in marketing and lowest in compliance • Our strategy is Cloud First (responding to customer preferences) • Our maintenance revenue was over $300 million in FY19 Installed Base Cloud • Installed base conversion to SaaS has just begun Conversion Opportunity • Opportunity for 2x revenue uplift, accelerating top line growth 10

Customer Engagement: Our Growth Drivers • Automation is critical to elevating CX while managing headcount costs Automation • We offer Robotics Process Automation purpose-built for customer engagement • Cloud adoption improving across customer engagement buyers Cloud • Maintenance conversion begun and expect to add several points to revenue growth next year • Communications infrastructure agnostic strategy resonates with enterprise customers Agnostic • Offer customers choices and positions Verint as a more strategic partner 11

Actionable Intelligence for a Safer World 12

Security Threats are More Pervasive and Complex Organizations Find it More Challenging to Detect, Investigate and Neutralize Threats EXPONENTIAL DATA GROWTH MAKES DERIVING INCREASING NEED FOR INSIGHTS MORE CHALLENGING ADVANCED DATA MINING SOLUTIONS $4 Billion TAM - Sustainable Double-Digit Growth Opportunity1 1 Based on Verint estimates 13

Verint Automates and Shortens Investigations Advanced Data Mining Software Differentiated by Automation and Domain Expertise End GOVERNMENT ENTERPRISE Markets Verint CYBER CYBER SITUATIONAL Software INTELLIGENCE SECURITY INTELLIGENCE Automation and Domain Expertise Infused Throughout Our Portfolio 14

Customer Value Government Cyber Law Enforcement Leading Semiconductor Security Authority Organization Company LOCATION: APAC LOCATION: Europe LOCATION: U.S. with locations globally OBJECTIVE: Centrally protect multiple OBJECTIVE: Fight organized crime, drug OBJECTIVE: Improve employees and government agencies from cyber attacks trafficking and other criminal activities assets protection without increasing costs VERINT SOLUTION VERINT SOLUTION VERINT SOLUTION Deployed Verint’s Cyber solution to Deployed Verint’s Web, Social and Deployed Verint’s Situational help identify malware and automate Fusion Intelligence solution to Intelligence solution to capture SOC operations for better capture and analyze social and analyze IoT data across identification, prioritization and media/web data and unearth critical multiple locations around the world remediation of attacks insights to expedite complex investigations Solution designed to improve Reduced time-to-detect (from 1 employee safety, protect assets, week to 4 hours) and saved 40% Reduced average case resolution and speed response without SOC staff costs time by 50% (from 1 week to 3.5 days) increasing security personnel. 15

Growing Customer Base Across Government and Enterprise GOVERNMENT ENTERPRISE ~400 Customers ~600 Customers BANK OF TAIWAN Global Presence 100+ Countries 80% of Cyber Intelligence Revenue 20% of Cyber Intelligence Revenue Diversified Government Agencies Industry Leaders Partner with Verint 16

Software Model Transition Software Mix Improving with a Decline in Pass-Through Hardware • Business model shifting from Integrator Model to Software Model • Customer Benefits: Accelerating innovation and software refresh cycles • Verint Benefits: Better differentiation and improved margins Integrator Model Software Model Faster Pace of Innovation (Software, HW and Customization) (Productized software) Pass-Through Hardware Improved Gross Margin FY19: ~10% of Revenue Low Margin Hardware Reduced FY22 Gross Margin Target: Approaching 70% Note: Gross margin figures are non-GAAP and fully allocated and estimated. 17

Cyber Intelligence: Our Growth Drivers • Data mining software is critical to detect, investigate and neutralize security threats Automation • Automation helps address shortage of data scientists and analysts Software • Significant benefits to customers from software productization and more frequent refreshes Model • Software model makes our portfolio even more competitively differentiated Global • Many competitors are regional and focus on a point solution Presence • Customers seek more strategic vendors to help them address increasing complexity 18

Financial Review 19

Business Model Evolving In Both Segments – On Track Enhancing Disclosures as our Business Models Continue to Evolve Customer Engagement Cyber Intelligence Cloud First Software Model Enterprise Cloud Adoption Increasing Ahead of Plan 20

Customer Engagement – Revenue Growth and Margin Trends ($s in Millions) Revenue Growth $950 28.0% $900.0 $900 • Targeting $900 million revenue in FY20 27.0% $850 $811.3 • Cloud First strategy $800 $755.0 26.0% $750 $716.2 $700 Margin Expansion 25.0% $650 • Best-in-class margins today $600 24.0% $550 • Over time, Cloud First should drive $500 23.0% FY17 FY18 FY19 FY20F additional margin expansion Revenue (Left Axis) Estimated Fully Allocated Operating Margin (Right Axis) Note: Revenue and Estimated Fully Allocated Operating Margin are Non-GAAP metrics. Customer Engagement GAAP revenue in FY17, FY18 and FY19 was $705.9 million, $740.1 million and $796.3 million, respectively. FY20F based on September 4, 2019 guidance 21

Customer Engagement - Strong Revenue Growth in H1

Revenue Growth[1]		Constant Currency Adjustment[2]		Cloud Transition		Acquired Technology
10.8%	+	1.4%	+	SaaS vs. Perpetual	−	Tuck-in Acquisitions

Revenue Growth: Achieved 48% of FY20 revenue guidance in H1, in-line with prior years

Cloud Transition: Customers growing preference for cloud drives

84% growth in new SaaS ACV

11 deals >$1 million TCV (vs. 4 last year)

Acquired Technology:

Transversal (7/19)
Accelerating knowledge management roadmap

Monet (2/19)
Upgrading cloud portfolio for SMB

ForeSee (12/18)
Accelerating VOC platform roadmap

Kiran (7/18)
Upgrading Verint offering for Branch

Note: Non-GAAP metrics.

(1) GAAP Customer Engagement revenue in H1 FY20 was up 8.1% y-o-y.

(2) Constant Currency Adjustment is calculated by translating H1 FY20 foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the corresponding period in FY19 rather than actual current-period foreign currency exchange rates.

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Customer Engagement - Strong New SaaS ACV Growth In H1 New SaaS ACV1 Strong Momentum Coupled With Large Deals Quarterly ($s in Millions) • Strong New SaaS ACV momentum $14 $12 $12 $11 • In H1 up 84% y-o-y $10 $9 $7 $8 $6 • Expecting full year to be up >80% $6 $5 $4 $2 $0 2 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 • Deals >$1 Million TCV increasing ($s in Millions) • Longer time to revenue LTM $39 $40 $33 $30 $30 $24 • Contract duration increasing $19 $20 $20 • Average Tenure3: Approaching 2.5 years $10 $0 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 (1) “New SaaS ACV” includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the quarterly values of all usage contracts. (2) TCV is total value of contracts received in the period 23 (3) Represents average tenure for all new SaaS contracts received in the period

Customer Engagement - Strong Recurring Revenue Growth in H1 $156 $158 $68 $43 $29 $20 $11 $14 H1 FY19 H1 FY20 Maintenance (1) Bundled SaaS - Verint Cloud (2) Optional Managed Services (3) Unbundled SaaS - Verint or Third-Party Cloud (4) ($s in Millions) • Recurring Revenue: Up 17% and increased to 62% of total revenue (compared to 59% in H1 FY19) • Verint Cloud: Bundled SaaS up 57% in H1 FY20 • Maintenance Revenue: Still growing, conversion early Note: Non-GAAP metrics. See page 48 for quarterly recurring revenue metrics.. (1) GAAP Maintenance (PCS) revenue in H1 FY19 and H1 FY20 was $156 million and $158 million, respectively. Maintenance is referred to as PCS or initial and renewal post contract support in our SEC filings and the appendix. (2) GAAP Bundled SaaS –Verint Cloud revenue in H1 FY19 and H1 FY20 was $42 million and $54 million, respectively. (3) GAAP Optional Managed Services revenue in H1 FY19 and H1 FY20 was $19 million and $28 million, respectively. (4) GAAP Unbundled SaaS – Verint or Third-Party Cloud revenue in H1 FY19 and H1 FY20 was $9 million and $13 million, respectively. Unbundled SaaS is software licensing rights sold separately from managed services and accounted for as term-based licenses, which are recognized at a point in time. Unbundled SaaS contracts are eligible for renewal after the initial fixed term, which in most cases is between a one-and three-year time frame and 24 therefore revenue from unbundled SaaS can fluctuate quarter to quarter

Installed Base Conversion Opportunity and Targets Conversion Opportunity Verint Conversion Targets • Over $300 million of FY19 maintenance • Forecasting 20% of installed base revenue generated from installed base converting to cloud by the end of FY22 • 2x revenue uplift opportunity • Began targeted customer campaigns in • H1 deals achieved that level third quarter • Conversion to cloud has just begun • Minimal revenue impact in FY20 with • Contributes to revenue growth over time conversion ramping in FY21 and FY22 • Expecting several points of revenue growth each year from conversion 25

Customer Engagement - Full Year FY20 Financial Model Cloud First - Recurring Revenue Growth with Margin Expansion $ in millions, Non-GAAP FY2018 FY2019 FY2020 Guidance Highlights Recurring Revenue $440 $481 ~$550 Strong H1 % Growth 7.0% 9.1% ~14.0% Nonrecurring Revenue $315 $330 ~$350 • Revenue up 11% (+12% constant currency) % Growth 3.3% 5.1% ~6.0% • Strong cloud momentum Total Revenue $755 $811 ~$900 Full Year Revenue Outlook % Growth 5.4% 7.5% ~11.0% • Recurring revenue up 14% driven by Cloud First • Expect ARR to approach $250 million at end of FY20 Fully Allocated Estimated Gross Profit $515 $560 Gross Margin 68.2% 69.0% ~70.0% Fully Allocated Estimated Operating $183 $210 Income % of Revenue 24.2% 25.9% Up slightly Fully Allocated Estimated Adjusted $203 $229 EBITDA % of Revenue 26.9% 28.3% Up slightly Note: Figures on this page are non-GAAP. Corresponding GAAP figures can be found in the appendix. Margins are fully allocated and estimated. 26

Cyber Intelligence - Revenue and Margin Trends ($s in Millions) $500 15.0% Revenue Growth $475.0 14.0% • Targeting $475 million revenue in FY20, $450 $433.8 13.0% including pass-through hardware $395.4 $400 $356.5 12.0% • Revenue mix driven by software model shift $350 11.0% Margin Expansion $300 10.0% • Steady margin expansion over past two years $250 9.0% • Over time, software model expected to drive $200 8.0% FY17 FY18 FY19 FY20F additional margin expansion Revenue (Left Axis) Fully Allocated Estimated Operating Margin (Right Axis) Note: Revenue and Fully Allocated Estimated Operating Margin are Non-GAAP metrics. Cyber Intelligence GAAP revenue in FY17, FY18 and FY19 was $356.2 million, $395.2 million and $433.4 million, respectively. FY20F based on September 4, 2019 guidance. 27

Cyber Intelligence – First Half FY20 Revenue and Gross Margin

First Half Revenue

- H1 revenue of $221 million, +6.2% y-o-y[1]
  - Pass-through hardware reduction ahead of plan
- H1 revenue excluding pass-through hardware on a constant currency basis, +13% y-o-y

Revenue Growth[1]	+	Constant Currency Adjustment	+	Pass-through Hardware Adjustment	=	Illustrative Revenue Growth Rate
6.2%		1.3%		~6%		~13%

Software Model - Gross Margin

- Software model shift started two years ago
  - Resulted in steady gross margin improvement
- Strong execution in H1
  - Gross margin +620 bps y-o-y[2]
- Reduction in pass-through HW revenue
  - Ahead of plan in H1
  - Will fluctuate quarter to quarter
  - Expected to continue to decline from historical levels

Note: Non-GAAP metrics.
(1) GAAP revenue was $221 million, up 6.1% y-o-y in H1 FY20
(2) H1 GAAP gross margin was up 740bps y-o-y. Gross margin is estimated and fully allocated.

28

Cyber Intelligence - Full Year FY20 Financial Model

$ in millions, Non-GAAP	FY2018	FY2019	FY2020 Guidance
Revenue	$395	$434	~$475
% Growth	10.9%	9.7%	~9.5%
Fully Allocated Estimated Gross Profit	$238	$269	
Gross Margin	60.1%	62.0%	Approaching Mid 60%s
Fully Allocated Estimated Operating Income	$43	$57	
% of Revenue	11.0%	13.1%	Up ~50bps
Fully Allocated Estimated Adjusted EBITDA	$54	$67	
% of Revenue	13.6%	15.5%	Up ~50bps

Highlights

Strong H1

- Revenue up 6% (excluding pass-through hardware on a constant currency basis, +13%)
- Software model ahead of plan with GM up 620bps

Full Year Revenue Outlook

- Expect another year of strong revenue growth
- Outlook assumes strong Q4

Note: Figures on this page are non-GAAP. Corresponding GAAP figures can be found in the appendix. Margins are fully allocated and estimated.

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Efficient Capital Structure As of 7/31/19 Cash $466 million Net Debt (Term B and Convertible, net of Cash) $351 million Ratings Moody’s: Ba2; S&P: BB Average Interest Rate 2.8% Net Debt/LTM Adjusted EBITDA 1.1x Notes: • Moody’s upgraded Verint’s corporate family rating to Ba2 from Ba3 on June 24, 2019. • Convertible senior notes due June 1, 2021 and term loan due June 29, 2024. • Financial data is non-GAAP. See appendices for reconciliation. • Cash includes cash, cash equivalents, short-term restricted cash and cash equivalents and restricted time deposits, short-term investments, long-term restricted cash, and long-term restricted investments. • Net Debt includes long-term restricted cash and long-term restricted investments, and excludes convertible note discounts and other unamortized discounts and issuance costs associated with our debt, which are required under GAAP. See appendices for reconciliation. • Average interest rate excludes the impact of amortization of discounts and deferred financing fees. 30

FY20 Consolidated Guidance 10% Revenue Growth with 14% EPS Growth Non-GAAP Revenue Non-GAAP EPS ($ in millions) $1,375 $3.65 $1,245 $3.21 $1,150 $2.81 $1,073 $2.51 FY17 FY18 FY19 FY20 FY17 FY18 FY19 FY20 Guidance Guidance GAAP Revenue $1,062 $1,135 $1,230 GAAP EPS ($0.47) ($0.10) $1.00 Note:FY20 based on September 4, 2019 guidance 31

Appendices 32

About Non-GAAP Financial Measures The following tables include reconciliations of certain financial measures not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP cloud revenue, non-GAAP SaaS revenue, non-GAAP optional managed services revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures, estimated GAAP and non-GAAP fully allocated gross margins, and estimated non-GAAP fully allocated operating margins and estimated fully allocated adjusted EBITDA to the most directly comparable financial measures prepared in accordance with GAAP. We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by: • facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast, • facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and • allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters. We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful. Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non- GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures. 33

About Non-GAAP Financial Measures Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures: • Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance. • Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results. • Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock- based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry. • Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges. These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures. 34

About Non-GAAP Financial Measures • Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt. • Losses and expenses on early retirements or modifications of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations. • Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses. • Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results. • Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those associated with restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, including $5.6 million and $7.5 million of fees and expenses for the three months and six months ended July 31, 2019, respectively, related to a shareholder proxy contest, all of which are unusual in nature and can vary significantly in amount and frequency. 35

About Non-GAAP Financial Measures • Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rates for the year ending January 31, 2020 is currently approximately 9%, and was 11% for the year ended January 31, 2019. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate. Customer Engagement Cloud, Recurring and Nonrecurring Revenue Metrics Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of initial and renewal post contract support and cloud revenue. • Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS and optional managed services. • SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS that we account for as term licenses where managed services are purchased separately. • Optional Managed Services is recurring services that are intended to improve our customers operations and reduce expenses. Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, and training. We believe that recurring revenue, nonrecurring revenue, and cloud revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see “Revenue adjustments” above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis. New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered through usage-based contracts, we include the quarterly values of usage contracts. 36

About Non-GAAP Financial Measures Adjusted EBITDA Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness. Net Debt Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long- term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors. 37

Supplemental Information About Constant Currency Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non- GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends. Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided. We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses. 38

Financial Outlook Our non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures which we are able to quantify with reasonable certainty: • Amortization of intangible assets of approximately $55 million for the year ending January 31, 2020. • Amortization of discount on convertible notes of approximately $12 million for the year ending January 31, 2020. Our non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures for which we are able to provide a range of probable significance: • Revenue adjustments are expected to be between approximately $26 million and $28 million for the year ending January 31, 2020. • Stock-based compensation is expected to be between approximately $75 million and $79 million for the year ending January 31, 2020, assuming market prices for our common stock approximately consistent with current levels. Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates. We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months ended July 31, and April 30, 2019 and years ended January 31, 2019 and 2018 for the GAAP measures excluded from our non-GAAP outlook appear in the GAAP to Non-GAAP Reconciliation Tables contained in this presentation. Our non-GAAP Consolidated, Customer Engagement, and Cyber Intelligence three-year targets exclude various GAAP measures, including: • Amortization of intangible assets. • Stock-based compensation expenses. • Revenue adjustments. • Acquisition expenses. • Restructuring expenses. Our non-GAAP Consolidated three-year targets also reflect income tax provisions on a non-GAAP basis. We are unable, without unreasonable efforts, to provide a reconciliation for these GAAP measures which are excluded from our non-GAAP Consolidated, Customer Engagement, and Cyber Intelligence three-year targets, due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. Our non-GAAP Consolidated, Customer Engagement, and Cyber Intelligence three-year targets reflect foreign currency exchange rates approximately consistent with current rates. 39

GAAP to Non-GAAP Reconciliations

($ in millions)

	Year Ended		Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
	January 31, 2017	January 31, 2018	April 30, 2018	July 31, 2018	October 31, 2018	January 31, 2019	January 31, 2019	April 30, 2019	July 31, 2019	July 31, 2019
Revenue Reconciliation										
GAAP revenue	$ 1,062.1	$ 1,135.2	$ 289.2	$ 306.3	$ 304.0	$ 330.2	$ 1,229.7	$ 315.3	$ 324.3	$ 639.6
Revenue adjustments	10.6	15.3	2.8	2.2	4.0	6.5	15.4	8.9	7.0	15.9
Non-GAAP revenue	$ 1,072.7	$ 1,150.5	$ 292.0	$ 308.5	$ 308.0	$ 336.7	$ 1,245.1	$ 324.2	$ 331.3	$ 655.5
Gross Profit Reconciliation										
GAAP gross profit	$ 639.5	$ 688.4	$ 175.1	$ 193.0	$ 192.7	$ 219.7	$ 780.5	$ 201.1	$ 207.9	$ 408.9
GAAP gross margin	60.2%	60.6%	60.6%	63.0%	63.4%	66.5%	63.5%	63.8%	64.1%	63.9%
Revenue adjustments	10.6	15.3	2.8	2.2	4.0	6.5	15.4	8.9	7.0	15.9
Amortization of acquired technology	37.3	38.2	7.4	5.5	5.9	6.5	25.4	6.7	5.6	12.3
Stock-based compensation expenses	8.6	8.5	0.8	1.9	1.4	1.6	5.7	1.4	2.0	3.5
Acquisition expenses	-	0.1	-	-	-	0.3	0.4	-	-	-
Restructuring expenses	2.3	2.2	0.4	0.7	0.1	0.3	1.5	0.5	1.1	1.5
Non-GAAP gross profit	$ 698.3	$ 752.7	$ 186.5	$ 203.3	$ 204.1	$ 234.9	$ 828.9	$ 218.6	$ 223.6	$ 442.1
Non-GAAP gross margin	65.1%	65.4%	63.9%	65.9%	66.3%	69.8%	66.6%	67.4%	67.5%	67.4%

Notes: Amounts may not cross foot due to rounding.
FYE19 results included in this presentation reflect our February 1, 2018 adoption of new GAAP revenue recognition guidance.

40

GAAP to Non-GAAP Reconciliations

($ in millions)

	Year Ended		Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
	January 31, 2017	January 31, 2018	April 30, 2018	July 31, 2018	October 31, 2018	January 31, 2019	January 31, 2019	April 30, 2019	July 31, 2019	July 31, 2019
Operating Income Reconciliation										
GAAP operating income	$ 17.4	$ 48.6	$ 7.8	$ 29.2	$ 33.7	$ 43.6	$ 114.2	$ 14.5	$ 15.3	$ 29.7
As a percentage of GAAP revenue	1.6%	4.3%	2.7%	9.5%	11.1%	13.2%	9.3%	4.6%	4.7%	4.7%
Revenue adjustments	10.6	15.3	2.8	2.2	4.0	6.5	15.4	8.9	7.0	15.9
Amortization of acquired technology	37.3	38.2	7.4	5.5	5.9	6.5	25.4	6.7	5.6	12.3
Amortization of other acquired intangible assets	44.1	34.2	7.7	7.4	7.6	8.3	31.0	7.7	7.6	15.3
Stock-based compensation expenses	65.6	69.4	16.4	17.5	16.6	16.1	66.7	17.1	20.6	37.7
Acquisition expenses, net	12.9	1.6	2.3	0.1	1.9	5.7	9.9	3.9	2.5	6.4
Restructuring expenses	15.7	13.4	1.1	0.9	1.0	1.9	4.9	1.4	1.6	3.1
Impairment charges	-	3.3	-	-	-	-	-	-	-	-
Other adjustments	1.0	2.1	0.6	0.6	(1.5)	(0.4)	(0.6)	2.1	5.7	7.8
Non-GAAP operating income	$ 204.6	$ 226.1	$ 46.1	$ 63.4	$ 69.2	$ 88.2	$ 266.9	$ 62.3	$ 65.9	$ 128.2
As a percentage of non-GAAP revenue	19.1%	19.7%	15.8%	20.6%	22.5%	26.2%	21.4%	19.2%	19.9%	19.6%
Other Expense Reconciliation										
GAAP other expense, net	$ (40.8)	$ (29.7)	$ (8.7)	$ (10.0)	$ (7.8)	$ (9.9)	$ (36.5)	$ (9.3)	$ (7.5)	$ (16.8)
Unrealized losses (gains) on derivatives, net	0.5	(3.2)	(0.5)	0.4	0.4	0.9	1.1	0.7	0.6	1.3
Amortization of convertible note discount	10.7	11.2	2.9	2.9	2.9	3.0	11.9	3.1	3.1	6.2
Losses and expenses on early retirement or modification of debt	-	2.7	-	-	-	-	-	-	-	-
Acquisition expenses, net	(0.1)	0.9	-	0.3	-	0.1	0.4	(0.1)	-	(0.1)
Restructuring expenses	0.2	0.1	-	-	-	-	-	-	-	-
Impairment charges	2.4	-	-	-	-	-	-	-	-	-
Non-GAAP other expense, net	$ (27.1)	$ (18.0)	$ (6.3)	$ (6.4)	$ (4.5)	$ (5.9)	$ (23.1)	$ (5.6)	$ (3.8)	$ (9.4)

Note: Amounts may not cross foot due to rounding.

41

GAAP to Non-GAAP Reconciliations

($ in millions, except share and per share data; shares in thousands)

	Year Ended		Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
	January 31, 2017	January 31, 2018	April 30, 2018	July 31, 2018	October 31, 2018	January 31, 2019	January 31, 2019	April 30, 2019	July 31, 2019	July 31, 2019
Tax Provision (Benefit) Reconciliation										
GAAP provision (benefit) for income taxes	$ 2.8	$ 22.4	$ 0.3	$ (3.7)	$ 5.6	$ 5.4	$ 7.5	$ 1.4	$ (4.5)	$ (3.1)
GAAP effective income tax rate	-11.8%	118.3%	-28.8%	-19.4%	21.7%	16.0%	9.7%	27.3%	-58.0%	-24.0%
Non-GAAP tax adjustments	12.9	1.6	4.0	9.7	1.4	4.2	19.4	4.0	9.5	13.5
Non-GAAP provision for income taxes	$ 15.7	$ 24.0	$ 4.3	$ 6.0	$ 7.0	$ 9.6	$ 26.9	$ 5.4	$ 5.0	$ 10.4
Non-GAAP effective income tax rate	8.8%	11.5%	10.7%	10.5%	10.8%	11.7%	11.0%	9.5%	8.0%	8.7%
Net (Loss) Income Attributable to Verint Systems Inc. Reconciliation										
GAAP net (loss) income attributable to Verint Systems Inc.	$ (29.4)	$ (6.6)	$ (2.2)	$ 22.0	$ 18.9	$ 27.3	$ 66.0	$ 1.6	$ 10.6	$ 12.1
Total GAAP net (loss) income adjustments	188.1	187.5	36.7	28.1	37.5	44.4	146.7	47.5	44.9	92.4
Non-GAAP net income attributable to Verint Systems Inc.	$ 158.7	$ 180.9	$ 34.5	$ 50.1	$ 56.4	$ 71.7	$ 212.7	$ 49.1	$ 55.5	$ 104.5
GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$ (0.47)	$ (0.10)	$ (0.03)	$ 0.33	$ 0.29	$ 0.41	$ 1.00	$ 0.02	$ 0.16	$ 0.18
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$ 2.51	$ 2.81	$ 0.53	$ 0.76	$ 0.85	$ 1.08	$ 3.21	$ 0.73	$ 0.82	$ 1.55
GAAP weighted-average shares used in computing diluted net (loss) income per common share	62,593	63,312	63,928	65,840	66,200	66,504	66,245	67,088	67,519	67,338
Additional weighted-average shares applicable to non-GAAP net income per common share attributable to Verint Systems Inc	538	1,046	1,203	-	-	-	-	-	-	-
Non-GAAP diluted weighted-average shares used in computing net income per common share	63,131	64,358	65,131	65,840	66,200	66,504	66,245	67,088	67,519	67,338

Note: Amounts may not cross foot due to rounding.

42

GAAP to Non-GAAP Reconciliations

($ in millions)

	Year Ended		Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
	January 31, 2017	January 31, 2018	April 30, 2018	July 31, 2018	October 31, 2018	January 31, 2019	January 31, 2019	April 30, 2019	July 31, 2019	July 31, 2019
Adjusted EBITDA Reconciliation										
GAAP net (loss) income attributable to Verint Systems Inc.	$ (29.4)	$ (6.6)	$ (2.2)	$ 22.0	$ 18.9	$ 27.3	$ 66.0	$ 1.6	$ 10.6	$ 12.1
As a percentage of GAAP revenue	-2.8%	-0.6%	-0.8%	7.2%	6.2%	8.3%	5.4%	0.5%	3.3%	1.9%
Net income attributable to noncontrolling interest	3.1	3.2	1.0	0.9	1.3	1.0	4.2	2.2	1.7	3.9
Provision (benefit) income taxes	2.8	22.4	0.3	(3.7)	5.6	5.4	7.5	1.4	(4.5)	(3.1)
Other expense, net	40.8	29.7	8.7	10.0	7.8	9.9	36.5	9.3	7.5	16.8
GAAP depreciation & amortization (1)	111.1	102.9	23.3	20.3	20.6	22.0	86.2	22.3	21.1	43.4
Revenue adjustments	10.6	15.3	2.8	2.2	4.0	6.5	15.4	8.9	7.0	15.9
Stock-based compensation expenses	65.6	69.4	16.4	17.5	16.6	16.1	66.7	17.1	20.6	37.7
Acquisition expenses, net	12.9	1.6	2.3	0.1	1.9	5.7	9.9	3.9	2.5	6.4
Restructuring expenses	15.0	13.3	1.1	0.8	1.1	1.9	4.9	1.3	1.6	3.1
Impairment charges	-	3.3	-	-	-	-	-	-	-	-
Other adjustments	1.0	2.1	0.6	0.6	(1.5)	(0.4)	(0.6)	2.1	5.7	7.8
Adjusted EBITDA	$ 233.5	$ 256.6	$ 54.3	$ 70.7	$ 76.3	$ 95.4	$ 296.7	$ 70.1	$ 73.8	$ 144.0
As a percentage of non-GAAP revenue	21.8%	22.3%	18.6%	22.9%	24.8%	28.3%	23.8%	21.6%	22.3%	22.0%

(1) Adjusted for patent and financing fee amortization.

Note: Amounts may not cross foot due to rounding.

43

Revenue by Segment ($ in millions) Year Ended Three Months Ended Year EndedThree Months Ended Six Months Ended January 31, 2017 January 31, 2018 April 30, 2018 July 31, 2018 October 31, 2018 January 31, 2019 January 31, 2019 April 30, 2019 July 31, 2019 July 31, 2019 GAAP Revenue by Segment: Customer Engagement$ 705.9 $ 740.1 $ 186.5 $ 200.8 $ 197.5 $ 211.5 $ 796.3 $ 207.1 $ 211.4 $ 418.5 Cyber Intelligence 356.2 395.1 102.7 105.5 106.5 118.7 433.4 108.2 112.9 221.1 GAAP Total Revenue$ 1,062.1 $ 1,135.2 $ 289.2 $ 306.3 $ 304.0 $ 330.2 $ 1,229.7 $ 315.3 $ 324.3 $ 639.6 Revenue Adjustments: Customer Engagement$ 10.3 $ 14.9 $ 2.7 $ 2.2 $ 4.0 $ 6.3 $ 15.0 $ 8.8 $ 7.0 $ 15.8 Cyber Intelligence 0.3 0.4 0.1 - - 0.2 0.4 0.1 - 0.1 Total Revenue Adjustments$ 10.6 $ 15.3 $ 2.8 $ 2.2 $ 4.0 $ 6.5 $ 15.4 $ 8.9 $ 7.0 $ 15.9 Non-GAAP Revenue by Segment: Customer Engagement$ 716.2 $ 755.0 $ 189.2 $ 203.0 $ 201.5 $ 217.8 $ 811.3 $ 215.9 $ 218.4 $ 434.3 Cyber Intelligence 356.5 395.5 102.8 105.5 106.5 118.9 433.8 108.3 112.9 221.2 Non-GAAP Total Revenue$ 1,072.7 $ 1,150.5 $ 292.0 $ 308.5 $ 308.0 $ 336.7 $ 1,245.1 $ 324.2 $ 331.3 $ 655.5 Note: Amounts may not cross foot due to rounding. 44

Table of Reconciliation from Gross Debt to Net Debt, including Long-Term Restricted Cash, Cash Equivalents, Bank Time Deposits and Investments ($ in millions) As of As of January 31, 2019 July 31, 2019 Current maturities of long-term debt $ 4.3 $ 4.3 Long-term debt 777.8 782.6 Unamortized debt discounts and issuance costs 36.6 29.6 Gross debt 818.7 816.5 Less: Cash and cash equivalents 370.0 388.5 Restricted cash and cash equivalents, and restricted bank time deposits 42.3 24.2 Short-term investments 32.3 25.6 Long-term restricted cash, cash equivalents, bank time deposits and investments 23.1 27.3 Net debt, including long-term restricted cash, cash equivalents, bank time deposits, and investments$ 351.0 $ 350.9 45

Calculation of Change in Revenue on a Constant Currency Basis

($ in millions, except percentages)

	GAAP Revenue		Non-GAAP Revenue	
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total Revenue				
Revenue for the three and six months ended July 31, 2018	$ 306.3	$ 595.5	$ 308.5	$ 600.4
Revenue for the three and six months ended July 31, 2019	$ 324.3	$ 639.6	$ 331.3	$ 655.5
Revenue for the three and six months ended July 31, 2019 at constant currency (1)	$ 328.0	$ 649.0	$ 335.0	$ 664.0
Reported period-over-period revenue growth	5.9%	7.4%	7.4%	9.2%
% impact from change in foreign currency exchange rates	1.2%	1.6%	1.2%	1.4%
Constant currency period-over-period revenue growth	7.1%	9.0%	8.6%	10.6%
Customer Engagement				
Revenue for the three and six months ended July 31, 2018	$ 200.8	$ 387.3	$ 202.9	$ 392.1
Revenue for the three and six months ended July 31, 2019	$ 211.4	$ 418.5	$ 218.4	$ 434.3
Revenue for the three and six months ended July 31, 2019 at constant currency (1)	$ 214.0	$ 425.0	$ 221.0	$ 440.0
Reported period-over-period revenue growth	5.3%	8.1%	7.6%	10.8%
% impact from change in foreign currency exchange rates	1.3%	1.6%	1.3%	1.4%
Constant currency period-over-period revenue growth	6.6%	9.7%	8.9%	12.2%
Cyber Intelligence				
Revenue for the three and six months ended July 31, 2018	$ 105.5	$ 208.3	$ 105.5	$ 208.3
Revenue for the three and six months ended July 31, 2019	$ 112.9	$ 221.0	$ 112.9	$ 221.2
Revenue for the three and six months ended July 31, 2019 at constant currency (1)	$ 114.0	$ 224.0	$ 114.0	$ 224.0
Reported period-over-period revenue growth	7.0%	6.1%	7.0%	6.2%
% impact from change in foreign currency exchange rates	1.0%	1.5%	1.0%	1.3%
Constant currency period-over-period revenue growth	8.0%	7.6%	8.0%	7.5%

Note: Amounts may not cross foot due to rounding.

(1) Revenue for the three and six months ended July 31, 2019 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three and six months ended July 31, 2018 rather than actual current-period foreign currency exchange rates.

46

GAAP to Non-GAAP Customer Engagement Recurring Revenue and Nonrecurring Revenue

($ in millions)

	Year Ended January 31, 2018 (1)	Three Months Ended April 30, 2018 (1)	Three Months Ended July 31, 2018 (1)	Three Months Ended October 31, 2018 (1)	Three Months Ended January 31, 2019	Year Ended January 31, 2019	Three Months Ended April 30, 2019	Three Months Ended July 31, 2019	Six Months Ended July 31, 2019
Table of Reconciliation from GAAP Recurring Revenue to Non-GAAP Recurring Revenue									
Customer Engagement									
Recurring revenue - GAAP	$ 425.6	$ 107.8	$ 117.7	$ 116.9	$ 123.1	$ 465.7	$ 123.4	$ 129.3	$ 252.7
As a percentage of GAAP revenue	57.5%	57.8%	58.6%	59.2%	58.2%	58.5%	59.6%	61.2%	60.4%
Estimated revenue adjustments	15.0	2.7	2.2	4.0	6.3	15.0	8.8	7.0	15.8
Recurring revenue - non-GAAP	$ 440.6	$ 110.5	$ 119.9	$ 120.9	$ 129.4	$ 480.7	$ 132.2	$ 136.3	$ 268.5
As a percentage of non-GAAP revenue	58.4%	58.4%	59.1%	60.0%	59.4%	59.3%	61.2%	62.4%	61.8%
Table of Reconciliation from GAAP Nonrecurring Revenue to Non-GAAP Nonrecurring Revenue									
Customer Engagement									
Nonrecurring revenue - GAAP & Non-GAAP	$ 314.4	$ 78.7	$ 83.1	$ 80.6	$ 88.4	$ 330.6	$ 83.7	$ 82.1	$ 165.8

Note: Amounts may not cross foot due to rounding.

(1) To conform with the presentation described in footnote 2 of our April 30, 2019 and July 31, 2019 Form 10-Q, the classification of Customer Engagement unbundled SaaS revenue for the three months ended April 30, 2018, July 31, 2018, October 31, 2018 and January 31, 2019 and the year ended January 31, 2018 has been updated to reflect recurring revenue which had previously been presented within nonrecurring revenue.

47

GAAP to Non-GAAP Customer Engagement Cloud and PCS (Maintenance) Revenue

($ in millions)

Table of Reconciliation from GAAP Cloud and PCS Revenue to Non-GAAP Cloud and PCS Revenue	Three Months Ended April 30, 2018(1)	July 31, 2018(1)	October 31, 2018(1)	January 31, 2019	Year Ended January 31, 2019	Three Months Ended April 30, 2019	July 31, 2019	Six Months Ended July 31, 2019
Customer Engagement								
SaaS revenue - GAAP	$ 24.1	$ 26.7	$ 27.5	$ 31.3	$ 109.6	$ 33.5	$ 33.6	$ 67.1
Bundled SaaS revenue - GAAP	20.3	21.2	19.8	23.4	84.7	27.2	27.2	54.4
Unbundled SaaS revenue - GAAP	3.8	5.5	7.7	7.9	24.9	6.3	6.4	12.7
Optional managed services revenue - GAAP	8.7	9.9	10.1	12.3	41.1	13.6	14.2	27.8
Cloud revenue - GAAP	$ 32.8	$ 36.6	$ 37.6	$ 43.6	$ 150.7	$ 47.1	$ 47.8	$ 94.9
PCS revenue - GAAP	75.0	81.1	79.3	79.5	315.0	76.3	81.5	157.8
Total recurring revenue - GAAP	$ 107.8	$ 117.7	$ 116.9	$ 123.1	$ 465.7	$ 123.4	$ 129.3	$ 252.7
Estimated SaaS revenue adjustments	2.1	1.4	3.5	5.6	12.5	8.0	6.4	14.5
Estimated bundled SaaS revenue adjustments	1.1	0.7	2.8	5.1	9.7	7.2	6.4	13.6
Estimated unbundled SaaS revenue adjustments	1.0	0.7	0.7	0.5	2.8	0.8	0.1	0.9
Estimated optional managed services revenue adjustments	0.4	0.7	0.5	0.6	2.2	0.6	0.5	1.1
Estimated cloud revenue adjustments	2.5	2.1	4.0	6.2	14.7	8.6	6.9	15.6
Estimated PCS revenue adjustments	0.2	0.1	-	0.1	0.3	0.2	0.1	0.2
Total estimated recurring revenue adjustments	2.7	2.2	4.0	6.3	15.0	8.8	7.0	15.8
SaaS revenue - non-GAAP	26.2	28.1	31.0	36.9	122.1	41.5	40.1	81.6
Bundled SaaS revenue - non-GAAP	21.4	21.9	22.6	28.5	94.4	34.4	33.6	68.0
Unbundled SaaS revenue - non-GAAP	4.8	6.2	8.4	8.4	27.7	7.1	6.5	13.6
Optional managed services revenue - non-GAAP	9.1	10.6	10.6	12.9	43.3	14.2	14.6	28.9
Cloud revenue - non-GAAP	$ 35.3	$ 38.7	$ 41.6	$ 49.8	$ 165.4	$ 55.7	$ 54.7	$ 110.5
PCS revenue - non-GAAP	75.2	81.2	79.3	79.6	315.3	76.5	81.6	158.0
Total recurring revenue - non-GAAP	$ 110.5	$ 119.9	$ 120.9	$ 129.4	$ 480.7	$ 132.2	$ 136.3	$ 268.5

Note: Amounts may not cross foot due to rounding.

(1) To conform with the presentation described in footnote 2 of our April 30, 2019 and July 31, 2019 Form 10-Q, the classification of Customer Engagement unbundled SaaS revenue for the three months ended April 30, 2018, July 31, 2018, October 31, 2018 and January 31, 2019 and the year ended January 31, 2018 has been updated to reflect recurring revenue which had previously been presented within nonrecurring revenue.

48

Estimated GAAP to Non-GAAP Fully Allocated Gross Margins

($ in millions)

For Year Ended January 31, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 184.2	$ 215.5	$ 399.7
GAAP Service revenue	555.9	179.6	735.5
Total GAAP revenue	740.1	395.1	1,135.2
Product costs	34.7	92.3	127.0
Service expenses	197.6	61.5	259.1
Amortization of acquired technology	22.2	16.0	38.2
Stock-based compensation expenses (1)	6.9	1.6	8.5
Shared support expenses allocation (2)	9.2	4.8	14.0
Total GAAP cost of revenue	270.6	176.2	446.8
GAAP gross profit	$ 469.5	$ 218.9	$ 688.4
GAAP gross margin	63.4%	55.4%	60.6%
Revenue adjustments	14.9	0.4	15.3
Amortization of acquired technology	22.2	16.0	38.2
Stock-based compensation expenses (1)	6.9	1.6	8.5
Acquisition expenses, net (3)	0.1	-	0.1
Restructuring expenses (3)	1.5	0.7	2.2
Non-GAAP gross profit	$ 515.1	$ 237.6	$ 752.7
Non-GAAP gross margin	68.2%	60.1%	65.4%

For Six Months Ended July 31, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 103.9	$ 112.0	$ 215.9
GAAP Service revenue	283.4	96.2	379.6
Total GAAP revenue	387.3	208.2	595.5
Product costs	17.3	48.4	65.7
Service expenses	104.5	34.3	138.8
Amortization of acquired technology	8.4	4.5	12.9
Stock-based compensation expenses (1)	2.3	0.5	2.8
Shared support expenses allocation (2)	4.7	2.5	7.2
Total GAAP cost of revenue	137.2	90.2	227.4
GAAP gross profit	$ 250.1	$ 118.0	$ 368.1
GAAP gross margin	64.6%	56.7%	61.8%
Revenue adjustments	4.8	0.1	4.9
Amortization of acquired technology	8.4	4.5	12.9
Stock-based compensation expenses (1)	2.3	0.5	2.8
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	0.6	0.5	1.1
Non-GAAP gross profit	$ 266.2	$ 123.6	$ 389.8
Non-GAAP gross margin	67.9%	59.3%	64.9%

For Year Ended January 31, 2019	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 221.7	$ 232.9	$ 454.6
GAAP Service revenue	574.6	200.5	775.1
Total GAAP revenue	796.3	433.4	1,229.7
Product costs	35.0	90.6	125.6
Service expenses	208.1	69.6	277.7
Amortization of acquired technology	18.0	7.4	25.4
Stock-based compensation expenses (1)	4.4	1.3	5.7
Shared support expenses allocation (2)	9.7	5.1	14.8
Total GAAP cost of revenue	275.2	174.0	449.2
GAAP gross profit	$ 521.1	$ 259.4	$ 780.5
GAAP gross margin	65.4%	59.9%	63.5%
Revenue adjustments	15.0	0.4	15.4
Amortization of acquired technology	18.0	7.4	25.4
Stock-based compensation expenses (1)	4.4	1.3	5.7
Acquisition expenses, net (3)	0.3	0.1	0.4
Restructuring expenses (3)	1.0	0.5	1.5
Non-GAAP gross profit	$ 559.8	$ 269.1	$ 828.9
Non-GAAP gross margin	69.0%	62.0%	66.6%

For Three Months Ended April 30, 2019	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 54.0	$ 50.2	$ 104.2
GAAP Service revenue	153.1	58.0	211.1
Total GAAP revenue	207.1	108.2	315.3
Product costs	8.5	17.9	26.4
Service expenses	57.5	18.5	76.0
Amortization of acquired technology	5.4	1.3	6.7
Stock-based compensation expenses (1)	1.1	0.3	1.4
Shared support expenses allocation (2)	2.4	1.3	3.7
Total GAAP cost of revenue	74.9	39.3	114.2
GAAP gross profit	$ 132.2	$ 68.9	$ 201.1
GAAP gross margin	63.8%	63.7%	63.8%
Revenue adjustments	8.8	0.1	8.9
Amortization of acquired technology	5.4	1.3	6.7
Stock-based compensation expenses (1)	1.1	0.3	1.4
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	0.3	0.2	0.5
Non-GAAP gross profit	$ 147.8	$ 70.8	$ 218.6
Non-GAAP gross margin	68.4%	65.4%	67.4%

Note: Amounts may not cross foot due to rounding. Please refer to notes on bottom of Slide 50.

49

Estimated GAAP to Non-GAAP Fully Allocated Gross Margins – Cont'd

($ in millions)

	For Three Months Ended July 31, 2019 Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 54.5	$ 55.5	$ 110.0
GAAP Service revenue	156.9	57.4	214.3
Total GAAP revenue	211.4	112.9	324.3
Product costs	8.9	18.6	27.5
Service expenses	57.1	18.6	75.7
Amortization of acquired technology	5.2	0.4	5.6
Stock-based compensation expenses (1)	1.6	0.4	2.0
Shared support expenses allocation (2)	3.6	2.0	5.6
Total GAAP cost of revenue	76.4	40.0	116.4
GAAP gross profit	$ 135.0	$ 72.9	$ 207.9
GAAP gross margin	63.8%	64.6%	64.1%
Revenue adjustments	7.0	-	7.0
Amortization of acquired technology	5.2	0.4	5.6
Stock-based compensation expenses (1)	1.6	0.4	2.0
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	0.7	0.4	1.1
Non-GAAP gross profit	$ 149.5	$ 74.1	$ 223.6
Non-GAAP gross margin	68.4%	65.6%	67.5%

Note: Amounts may not cross foot due to rounding.

	For Six Months Ended July 31, 2019 Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 108.5	$ 105.7	$ 214.2
GAAP Service revenue	310.1	115.3	425.4
Total GAAP revenue	418.6	221.0	639.6
Product costs	17.4	36.4	53.8
Service expenses	114.7	37.1	151.8
Amortization of acquired technology	10.6	1.7	12.3
Stock-based compensation expenses (1)	2.7	0.8	3.5
Shared support expenses allocation (2)	6.1	3.2	9.3
Total GAAP cost of revenue	151.5	79.2	230.7
GAAP gross profit	$ 267.1	$ 141.8	$ 408.9
GAAP gross margin	63.8%	64.1%	63.9%
Revenue adjustments	15.8	0.1	15.9
Amortization of acquired technology	10.6	1.7	12.3
Stock-based compensation expenses (1)	2.7	0.8	3.5
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	1.0	0.5	1.5
Non-GAAP gross profit	$ 297.2	$ 144.9	$ 442.1
Non-GAAP gross margin	68.4%	65.5%	67.4%

(1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally based upon our year ended January 31, 2019 and 2018, respectively, annual segment operations and service expense wages, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(2) Represents the portion of our shared support expenses (as disclosed in footnote 16 to our July 31, 2019 Form 10-Q and footnote 16 to our April 30, 2019 Form 10-Q) applicable to cost of revenue, allocated proportionally based upon our year ended January 31, 2019 annual non-GAAP segment revenue, and our shared support expenses (as disclosed in footnote 15 to our January 31, 2018 Form 10-K) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(3) Represents the portion of our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally based upon our year ended January 31, 2019 and 2018, respectively, annual non-GAAP segment revenue, and our acquisition expenses, net and restructuring expenses applicable to cost of revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

50

Estimated Non-GAAP Fully Allocated Operating Margins and Estimated Fully Allocated Adjusted EBITDA

($ in millions)

	For Year Ended January 31, 2017			For Year Ended January 31, 2018		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 716.2	$ 356.5	$ 1,072.7	$ 755.0	$ 395.5	$ 1,150.5
Segment contribution (1)	269.0	85.8	354.8	286.2	94.6	380.8
Shared support expenses allocation (2)	100.3	49.9	150.2	103.5	51.2	154.7
Estimated non-GAAP operating income	168.7	35.9	204.6	182.7	43.4	226.1
Depreciation and amortization (3)	19.3	9.6	28.9	20.0	10.5	30.5
Estimated adjusted EBITDA	$ 188.0	$ 45.5	$ 233.5	$ 202.7	$ 53.9	$ 256.6
Segment contribution margin	37.6%	24.1%	33.1%	37.9%	23.9%	33.1%
Estimated non-GAAP fully allocated operating margin	23.6%	10.1%	19.1%	24.2%	11.0%	19.7%
Estimated fully allocated EBITDA margin	26.2%	12.8%	21.8%	26.8%	13.6%	22.3%

	Six Months Ended July 31, 2018			For Year Ended January 31, 2019		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 392.1	$ 208.3	$ 600.4	$ 811.3	$ 433.8	$ 1,245.1
Segment contribution (1)	145.6	45.7	191.3	316.8	114.0	430.8
Shared support expenses allocation (2)	53.7	28.1	81.8	106.9	57.0	163.9
Estimated non-GAAP operating income	91.9	17.6	109.5	209.9	57.0	266.9
Depreciation and amortization (3)	10.2	5.3	15.5	19.4	10.4	29.8
Estimated adjusted EBITDA	$ 102.1	$ 22.9	$ 125.0	$ 229.3	$ 67.4	$ 296.7
Segment contribution margin	37.1%	21.9%	31.9%	39.0%	26.3%	34.6%
Estimated non-GAAP fully allocated operating margin	23.4%	8.5%	18.2%	25.9%	13.1%	21.4%
Estimated fully allocated EBITDA margin	26.0%	11.0%	20.8%	28.3%	15.5%	23.8%

Note: Amounts may not cross foot due to rounding. Please refer to notes on bottom of Slide 52.

51

Estimated Non-GAAP Fully Allocated Operating Margins and Estimated Fully Allocated Adjusted EBITDA

($ in millions)

	Three Months Ended April 30, 2019			Three Months Ended July 31, 2019			Six Months Ended July 31, 2019		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 215.9	$ 108.3	$ 324.2	$ 218.4	$ 112.9	$ 331.3	$ 434.3	$ 221.2	$ 655.5
Segment contribution (1)	78.8	27.3	106.1	78.8	31.5	110.3	157.6	58.9	216.5
Shared support expenses allocation (2)	28.6	15.2	43.8	29.0	15.4	44.4	57.5	30.8	88.3
Estimated non-GAAP operating income	50.2	12.1	62.3	49.8	16.1	65.9	100.1	28.1	128.2
Depreciation and amortization (3)	5.1	2.7	7.8	5.1	2.8	7.9	10.3	5.5	15.8
Estimated adjusted EBITDA	$ 55.3	$ 14.8	$ 70.1	$ 54.9	$ 18.9	$ 73.8	$ 110.4	$ 33.6	$ 144.0
Segment contribution margin	36.5%	25.2%	32.7%	36.1%	27.9%	33.3%	36.3%	26.6%	33.0%
Estimated non-GAAP fully allocated operating margin	23.3%	11.1%	19.2%	22.8%	14.3%	19.9%	23.0%	12.7%	19.6%
Estimated fully allocated EBITDA margin	25.6%	13.6%	21.6%	25.2%	16.7%	22.3%	25.4%	15.2%	22.0%

Note: Amounts may not cross foot due to rounding.

(1) See footnote 16 to our Form 10-K for the year ended January 31, 2019, 2018 and 2017, and footnote 16 to our April 30, 2019 Form 10-Q, and our July 31, 2019 Form 10-Q.

(2) When determining segment contribution, we do not allocate "Shared support expenses" which are provided by shared resources or are otherwise generally not controlled by segment management, the majority of which are expenses for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and also include occupancy expenses, procurement, manufacturing support, and logistics expenses. For the year ended January 31, 2017 expenses are allocated proportionally based upon our year ended January 31, 2017 annual non-GAAP segment revenue. For the year ended January 31, 2018 expenses are allocated proportionally based upon our year ended January 31, 2018 annual non-GAAP segment revenue. For the year ended January 31, 2019 and three months ended July 31, and April 30, 2019, respectively, expenses are allocated proportionally based upon our year ended January 31, 2019 annual non-GAAP segment revenue which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(3) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally based upon our non-GAAP segment revenue for the years ended January 31, 2019, January 31, 2018 and January 31, 2017, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

52